SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 23, 2004

COMERICA INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10706	38-1998421

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Tower at Detroit Center
500 Woodward Avenue, MC 3391
Detroit, Michigan 48226

(Address of principal executive offices) (zip code)

(800) 521-1190

(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE

     The board of directors of the Registrant, today, authorized the Registrant to purchase up to 10,000,000 shares of its authorized and issued common stock in the open market or otherwise, to be held as treasury stock or retired, in such amounts and for such prices as may be determined from time to time. This authorization is in addition to previously approved resolutions adopted by the Registrant’s board of directors. As of today, the Registrant has authorization to repurchase up to 12,602,907 shares of its common stock.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

COMERICA INCORPORATED
By:	/s/ Jon W. Bilstrom
	Name:	Jon W. Bilstrom
	Title:	Executive Vice President - Governance, Regulatory Relations and Legal Affairs, and Secretary

March 23, 2004